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                                                      Exhibit 23



                  CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-8 of LCNB Corp., filed on March 13, 2003 of our report dated January 16, 2004 relating to the consolidated balance sheets for LCNB Corp. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which appears in this Form 10-K.




                                          /s/ J.D. Cloud & Co. L.L.P.
                                          -----------------------------------
                                          Certified Public Accountants


Cincinnati, Ohio
February 23, 2004